UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 8, 2015

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

At the 2014 Annual Meeting of Stockholders of Cantel Medical Corp. (the “Company”) held on January 8, 2015 (the “2014 Annual Meeting”), three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on November 26, 2014 (the “Proxy Statement”) in connection with the 2014 Annual Meeting and summarized below.

A final voting report was produced by Broadridge Financial Solutions, Inc. (“Broadridge”), the independent inspector of election for the 2014 Annual Meeting, certifying the following results on the three proposals:

Proposal 1               The stockholders elected all ten director nominees to serve as members of the Company’s board of directors until the Company’s 2015 Annual Meeting of Stockholders.

Name	For	Withheld	Abstain	Broker Non-Votes
Alan R. Batkin	33,976,199	2,397,990	11,248	3,008,447
Ann E. Berman	36,177,535	196,760	11,142	3,008,447
Joseph M. Cohen	33,707,289	2,667,987	10,161	3,008,447
Charles M. Diker	34,135,160	2,238,496	11,781	3,008,447
Mark N. Diker	34,111,702	2,264,063	9,672	3,008,447
George L. Fotiades	35,636,456	737,738	11,243	3,008,447
Alan J. Hirschfield	33,577,773	2,797,997	9,667	3,008,447
Andrew A. Krakauer	34,159,534	2,214,227	11,676	3,008,447
Peter J. Pronovost, M.D.	35,636,579	737,710	11,148	3,008,447
Bruce Slovin	33,574,331	2,800,944	10,162	3,008,447

Proposal 2               The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
35,301,976	1,033,800	49,661	3,008,447

Proposal 3               The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2015.

For	Against	Abstain	Broker Non-Votes
37,056,066	2,329,318	8,500	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
CEO

Dated: January 12, 2015